Exhibit 99.1

Novo Integrated Sciences Receives Limited Waiver to Securities Purchase Agreement for $70,000,000 Promissory Note

The Waiver Exempts any determination of non-compliance associated to Nasdaq’s Minimum Bid Price Requirement Rule

BELLEVUE, Wash., February 20, 2024 - Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”) announces today the Company has received a Limited Waiver, specific to Section 3, of the previously disclosed Securities Purchase Agreement, dated April 26, 2023 (“SPA”), between Novo and RC Consulting Group LLC. (“RC”), in favor of SCP Tourbillion Monaco. The waiver exempts any determination of non-compliance associated to Nasdaq’s Minimum Bid Price Requirement rule. This waiver is solely related to any notice of deficiency in accordance with the rule but does not extend to any delisting associated with the aforementioned rule.

Except as expressly set forth in the Limited Waiver, the terms, provisions and conditions of the SPA and any other documents related to the SPA shall remain in full force and effect.

Robert Mattacchione, the Company’s CEO and Board Chairman, stated, “Novo is grateful to RC for working with the Company and providing this waiver which provides the terms and conditions to proceed, without immediate risk of default, and grant Novo the right of first draw on the unsecured 15-year $70,000,000 promissory note, for a lump sum debt funding of $57,000,000.”

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, advanced therapeutics, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

11120 NE 2nd Street, Suite 100 Bellevue, WA98004USA

Phone: (206) 617-9797

www.novointegrated.com

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting-edge advancement in patient-first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO & President
Novo Integrated Sciences, Inc.
chris.david@novointegrated.com
(888) 512-1195